                              ITC/\DeltaCom, Inc.
                     Employee Profit Sharing & 401(k) Plan
                     -------------------------------------

                             Amended and Restated
                        Effective as of January 1, 1998

                                  BACKGROUND

          ITC/\DeltaCom, Inc. maintains the ITC/\DeltaCom, Inc. Profit Sharing & 401(k) Plan (formerly the ITC Holding Company Profit Sharing & 401(k) Plan), originally effective as of March 1, 1995 for the benefit of its eligible employees. ITC/\DeltaCom, Inc. wishes to amend and restate in its entirety the ITC/\DeltaCom, Inc. Profit Sharing & 401(k) Plan, effective as of January 1, 1998, to change its name to the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan, effective January 1, 1998, and to reflect the merger of the DeltaCom, Inc. 401(k) Profit Sharing Plan with and into the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan, effective January 1, 1998. Except where otherwise indicated, this amendment and restatement is effective as of January 1, 1998. Except as may be required by ERISA or the Code, the rights of any person whose status as an Employee terminated before January 1, 1998 shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made applicable to such person.

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1.   DEFINITIONS

          Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     1.1. "ACCOUNT"

          means all or any one of the Salary Deferral Account, Matching Account, Profit Sharing Account and/or Transfer Account maintained by the Trustee for an individual Participant, Employee or Beneficiary pursuant to the terms of the Plan.

     1.2. "ACTUAL CONTRIBUTION PERCENTAGE"

          for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the Matching Contribution, if any, contributed by the Company on behalf of each such Participant for such Plan Year, to (b) the Participant's Compensation for such Plan Year.

     1.3. "ACTUAL DEFERRAL PERCENTAGE"

          for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the sum of the Salary Deferral Contribution, if any, contributed by the Company on behalf of each such Participant for the Plan Year, to (b) the Participant's Compensation for such Plan Year.

     1.4. "ADMINISTRATIVE COMMITTEE" OR "COMMITTEE"

          means the Committee appointed by the Company as described in SECTION
9.1. Administrative Committee shall mean the Company in the event that the Company does not appoint an Administrative Committee.

     1.5. "ANNUAL ADDITIONS"

          means the total of: (a) Company contributions allocated to a Participant's accounts under this Plan and any Related Plan during any Limitation Year, (b) the amount of employee contributions made by the Participant under this Plan and any Related Plan, (c) forfeitures allocated to a Participant's accounts under this Plan and any Related Plan, (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Company. Clauses (a) and (b) above include excess contributions under SECTIONS
3.4 and 6.1, but do not include excess deferrals returned to a Participant under
SECTION 3.1(c). In addition, employee contributions under clause (b) shall not include any amounts attributable to a rollover contribution (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)).

     1.6. "BENEFICIARY"

          means the person, persons, or entity designated by the Participant or determined pursuant to the provisions of SECTION 8.2 of the Plan.

     1.7. "BOARD"

          means the Board of Directors of the Company.

     1.8. "CODE"

          means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Section of the Code shall include that Section and any comparable Section or Sections of any future legislation that amends, supplements or supersedes said section.

     1.9. "COMPANY"

          means ITC/\DeltaCom, Inc., or any successor resulting from a merger or consolidation of the Company or transfer of substantially all of the assets of the Company. Company shall also include a Related Company provided such Related Company has adopted the Plan in accordance with SECTION 12.14. All employees of a Related Company shall be treated as employed by the Company, on or after the date it becomes a Related Company, only for purposes of determining Hours of Service under SECTION 1.20; provided that a person simultaneously employed by both the Company and a Related Company shall not receive duplicate credit for such purposes. Nothing in this Section shall be construed or interpreted to require the Company to make a contribution under the Plan for any individual who is not an Employee.

     1.10.  "COMPENSATION"

          means wages, salaries, and fees for professional services, and other amounts received (in cash or otherwise) for personal services actually rendered in the course of employment with the employer maintaining the plan, to the extent includible in gross income, (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding:

          (a) employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation,

          (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

          (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

          (d) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b)

(whether or not the amounts are actually excludable from the gross income of the employee).

          However, for all purposes other than application of SECTION 13, Compensation is determined without reference to any adjustment in taxable wages through operation of any plan or the type commonly known as a salary reduction plan, where the adjustment is described at Code Sections 125, 402(a)(8), 402(h), or 403(b). Compensation for any period is the compensation actually paid or made available during such period.

          In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each individual taken into account under the Plan shall not exceed $160,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the annual limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an individual's benefits for the current Plan Year, the Compensation for that prior determination period is subject to the annual limit in effect for that prior determination period.

     1.11.  "DIRECTED INVESTMENT ACCOUNT"

          means the portion of a Participant's Account which is invested in accordance with such Participant's investment direction, to the extent permitted under SECTION 10.2.

     1.12.  "DISABILITY"

          means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The existence of Disability is determined by the Plan Administrator whose decision is final. In any case where the existence of such disability is difficult to determine, the Plan Administrator may postpone a ruling until the apparent disability has been continuous for a period of up to 12 months. The Plan Administrator may also rely wholly or partly on rulings of the Social Security Administration.

     1.13.  "EARLY RETIREMENT DATE"

          means the date a Participant completes 5 Years of Service and attains age 55.

     1.14.  "EFFECTIVE DATE"

          means January 1, 1998 as to this amendment and restatement; the original Effective Date means March 1, 1995.

     1.15.  "EMPLOYEE"

          means an individual employed by the Company whom the Company treats as an employee, without regard to whether such individual is treated as a common-law employee by a court or governmental agency. Employee shall not include:
(a) any Leased Employee within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code
Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated workforce, (b) whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code Section 7701(a)(46)) and the Company under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement provides for coverage under this Plan, or 2% or more of the Employees of the Company who are covered pursuant to that agreement are professionals as defined in Treasury Regulation 1.410(b)-9, and (c) temporary employees.

     1.16.  "ENTRY DATE"

          means each January 1, March 1, July 1 and October 1.

     1.17.  "ERISA"

          means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.18.  "HIGHLY COMPENSATED EMPLOYEE"

          means an Employee who:

          (a) Is a five percent owner of the Company during the current Plan Year or the immediately preceding Plan Year; or

          (b) Received Compensation from the Company or a Related Company in excess of $80,000 (or such other amount provided by the Secretary of the Treasury pursuant to Code Section 414(q)) for the immediately preceding Plan Year and was in the top paid group of employees (as defined in Code Section 414(g)(4)) for such year.

     1.19.  "HIGHLY COMPENSATED PARTICIPANT"

          means a Highly Compensated Employee who becomes a Participant in accordance with SECTION 2. The provisions of Section 414(q) of the Code shall apply in determining whether an Employee or a former Employee is a Highly Compensated Employee or a Highly Compensated Participant.

     1.20.  "HOUR OF SERVICE"

          means:

          (a) each hour for which an Employee is paid or entitled to be paid by the Company for the performance of duties for the Company during the computation period,

          (b) each hour for which an Employee is paid, or entitled to payment, by the Company on account of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to illness, holiday, vacation, incapacity (including disability), layoff, jury duty, military duty or leave of absence during the applicable computation period. For purposes of the preceding sentence, an Employee shall not be credited with more hours than the number of hours for which he was regularly scheduled. In addition, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          (c) each hour for which back pay is awarded or agreed to by the Company without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          Hours of Service shall be determined on the basis of actual hours worked. The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c). Determination of Hours of Service for periods during which no duties are performed shall be made in accordance with
Section 2530.200-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.

          For purposes of this SECTION 1.20, a payment shall be deemed to be made by or due from the Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and reemployment commencement date. In addition, Hours of Service will be credited for employment with: (1) a Related Company, or (2) a predecessor employer, to the extent determined by the Company and provided that such service is credited in a non-discriminatory manner. The provisions of Department of Labor Regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

          Notwithstanding any other provision to the contrary, contributions, benefits and Hours of Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

     1.21.  "LEASED EMPLOYEE"

          means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if such employee is covered by a money purchase pension plan satisfying the requirements of Code Section 414(n)(5)(B) and if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     1.22.  "LIMITATION YEAR"

          means the Plan Year.

     1.23.  "MATCHING CONTRIBUTION"

          means a contribution made by the Company pursuant to the provisions of
SECTION 4.1 of the Plan.

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

     1.24.  "MATCHING ACCOUNT"

          means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from the Company's Matching Contributions.

     1.25.  "MAXIMUM PERMISSIBLE AMOUNT"

          means the lesser of: (a) 25% of a Participant's Compensation; or (b) thirty thousand (30,000) dollars (or, if greater, one quarter (1/4) of the
dollar limitation in effect pursuant to Section 415(b)(1)(A) of the Code).   For
purposes of this SECTION 1.25, Compensation shall include all compensation actually paid or made available to a Participant for an entire Limitation Year.

     1.26.  "NORMAL RETIREMENT DATE"

          means the later of the date a Participant attains: (i)  age 65, or
(ii) completes 5 years of participation.

     1.27.  "PARTICIPANT"

          means an Employee who becomes a Participant under the provisions of
SECTION 2 of the Plan. However, an Employee who has made a Rollover Contribution pursuant to SECTION 5 of the Plan shall be deemed a Participant for purposes of the Plan to the extent that the provisions of the Plan apply to the Transfer Account of such Employee.

     1.28.  "PLAN ADMINISTRATOR"

          means the Administrative Committee. Plan Administrator shall mean the Company in the event that the Company does not appoint an Administrative Committee.

     1.29.  "1-YEAR BREAK IN SERVICE"

          means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Company. Further, solely for purposes of determining whether a participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absences" and "maternity and paternity leaves of absence." Year of Service and 1-Year Break in Service shall be measured on the same computation period.

          An "authorized leave of absence" means an unpaid, temporary cessation from active employment with the Company pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

          A "maternity and paternity leave of absence" means, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year

Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Company is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

          Notwithstanding any other provision to the contrary, contributions, benefits and Hours of Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

     1.30.  "PLAN"

          means, as of the Effective Date, the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan; provided, however, that prior to the Effective Date, Plan means the ITC Holding Company Profit Sharing and 40l(k) Plan.

     1.31.  "PLAN YEAR"

          means the twelve month period from January 1 through December 31 of each year.

     1.32.  "PRE-RETIREMENT SURVIVOR ANNUITY"

          means an immediate annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with the Participant's Account and used to provide the death benefit under the Plan.

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

     1.33.  "PROFIT SHARING ACCOUNT"

          means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from the Company's Profit Sharing Contributions.

     1.34.  "PROFIT SHARING CONTRIBUTION"

          means a contribution made by the Company pursuant to SECTION 4.2 of the Plan.

     1.35.  "RELATED COMPANY"

          means (a) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; (b) any trade or business, whether or not incorporated, that is under common control (as defined in Code Section 414(c)) with the Company; (c) any member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and (d) any member of the same group of associated organizations (as defined in Code Section 414(o)). For purposes of applying the limitations of Code Section 415 referred to in SECTION 1.25, "Related Company" is determined in accordance with Code Sections 414(b) and (c) as modified by Code Section 415(h) therein.

     1.36.  "RELATED PLAN"

          means any other defined contribution Plan (as defined in Code Section
415) maintained by the Company or any Related Company.

     1.37.  "ROLLOVER CONTRIBUTION"

          means an amount received by the Trustee pursuant to the provisions of
SECTION 5 of the Plan.

     1.38.  "SALARY DEFERRAL AGREEMENT"

          means a written agreement entered into by a Participant pursuant to the provisions of SECTION 3.2 of the Plan.

     1.39.  "SALARY DEFERRAL CONTRIBUTION"

          means amounts contributed by the Company pursuant to the provisions of
SECTION 3.1 of the Plan.

     1.40.  "SALARY DEFERRAL ACCOUNT"

          means the record of money and assets derived from a Participant's Salary Deferral Contributions and held by the Trustee for such Participant or his Beneficiary pursuant to the provisions of the Plan.

     1.41.  "TRANSFER ACCOUNT"

          means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from a Rollover Contribution.

     1.42.  "TRUST" OR "TRUST FUND"

          means all money, securities and other property held under the Trust Agreement for the Plan.

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

     1.43.  "TRUST AGREEMENT"

          means the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time.

     1.44.  "TRUSTEE"

          means the corporation or individual(s) appointed by the Company to administer the Trust.

     1.45.  "VALUATION DATE"

          means a date on which the assets of the Trust Fund are valued and the Accounts of Participants are adjusted. Valuation Date shall mean the last day of each calendar quarter or such other date designated by the Plan Administrator.

     1.46.  "VALUATION PERIOD"

          means the period between a Valuation Date and the immediately preceding Valuation Date.

     1.47.  "WAGE PAYMENT DATE"

          means a date on which an Employee receives Compensation from the Company with respect to services performed for the Company during the applicable Wage Payment Period.

     1.48.  "WAGE PAYMENT PERIOD"

          means the period of time ending on the Wage Payment Date for which a Participant is paid Compensation.

     1.49.  "YEAR OF SERVICE"

          means a twelve (12) month period during which an individual has completed 1,000 Hours of Service. For purposes of determining an Employee's participation in the Plan pursuant to SECTION 2, the twelve (12) month period shall be the consecutive twelve month period beginning with the date on which the Employee first performed an Hour of Service, and shall thereafter be the Plan Year, beginning with the Plan Year in which the initial twelve (12) month period ends. For all other purposes, the twelve (12) month period shall be the Plan Year.

2.   PARTICIPATION

     2.1. ELIGIBILITY REQUIREMENTS - IN GENERAL

          Each Employee shall become a Participant on the Entry Date coinciding with or following the date such Employee completes One Year of Service and attains age 21. However, an Employee who was a Participant in the Plan or the DeltaCom, Inc. 401(k) Profit Sharing Plan immediately before the Effective Date of this amendment and restatement shall continue to participate in the Plan.

     2.2. REEMPLOYMENT.

          If a Participant whose employment with the Company terminates at a time when he has no vested interest in his Matching Account or Profit Sharing Account is reemployed by the Company before he incurs a five (5) consecutive 1-Year Break in Service, he shall again become a Participant (to the extent he was a participant prior to his termination) on his reemployment as an Employee. If a Participant whose employment with the Company terminates at a time when he has no vested interest in his Matching Account or Profit Sharing Account is reemployed by the Company after he incurs five (5) or more consecutive 1-Year Breaks in Service, he shall be treated as a new Employee and his eligibility for participation in the Plan shall be determined under SECTION 2.1 without regard to the Years of Service credited to him prior to his termination. If an Employee whose employment with the Company terminates after he satisfied the requirements of SECTION 2.1 but prior to his Entry Date (determined for purposes of SECTION 2.1) is reemployed by the Company before he incurs five (5) consecutive 1-Year Breaks in

Service, he shall become a Participant under SECTION 2.1 on the date of his re-employment as an Employee. If an Employee whose employment with the Company terminates after he satisfied the requirements of SECTION 2.1 but prior to his Entry Date is reemployed by the Company after he incurs five (5) consecutive 1-Year Breaks in Service, he shall be treated as a new Employee for purposes of determining his participation under SECTION 2.1.

     2.3. DETERMINATION OF ELIGIBILITY

          The Plan Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Company. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act.

     2.4. TERMINATION OF ELIGIBILITY

          (a) In the event a Participant shall go from a classification of an eligible employee to an ineligible employee, such Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

          (b) In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such individual will participate immediately upon returning to an eligible class of employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

     2.5. OMISSION OF ELIGIBLE EMPLOYEE

          If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Company for the year has been made, the Company shall make a subsequent contribution with respect to the omitted Employee in the amount which the said contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     2.6. INCLUSION OF INELIGIBLE EMPLOYEE

          If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Company shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to the ineligible person shall constitute a forfeiture (except for Salary Deferral Contributions which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

     2.7. ELECTION NOT TO PARTICIPATE

          An employee may, subject to the approval of the Plan Administrator, make a voluntary election not to participate in the Plan. The election not to participate must be communicated to the Plan Administrator, in writing, at least thirty (30) days before the beginning of the Plan Year during which such election is to become effective.

3.   SALARY DEFERRAL CONTRIBUTIONS

     3.1. SALARY DEFERRAL CONTRIBUTIONS.

          (a) Each Participant may elect, by entering into a Salary Deferral Agreement with the Company, to reduce his Compensation from the Company by a whole percentage between one percent (1%) and fifteen percent (15%) (in increments of one percent), as elected by the Participant; provided that fractional reductions shall be permitted where necessary to comply with the $10,000 limit, as adjusted, imposed by Code Section 402(g)(3). Reductions to an Participant's Compensation pursuant to his Salary Deferral Agreement shall be effected through payroll deductions, commencing as of the first Wage Payment Date after he enters into a Salary Deferral Agreement, in accordance with procedures established by the Plan Administrator. Salary Deferral Agreements shall be subject to the requirements set forth in this SECTION 3.

          (b) No later than the date required by applicable law and regulations, the Company shall contribute to the Trust for each Wage Payment Period a Salary Deferral Contribution equal to the amounts designated by Participants pursuant to Salary Deferral Agreements and deducted from payroll during such Wage Payment Period (not reduced pursuant to paragraph (c) or (d) of this SECTION 3.1).

          (c) Amounts subject to Salary Deferral Agreements effective for a given Plan Year shall be reduced proportionately to the extent that they and Matching Contributions under SECTION 4.1, in the aggregate, exceed the maximum deduction allowable for such Plan Year under Code Section 404. All amounts so reduced, adjusted for earnings, gains and losses allocable thereto, shall be returned to the Company and immediately thereafter paid by the Company directly to the applicable Participant.

          (d) Notwithstanding any provision of the Plan to the contrary, the elective deferrals (as defined in Code Section 402(g)(3)) of any Participant for any taxable year of the Participant shall not exceed $10,000 (or such other amount provided by the Secretary of the Treasury pursuant to Code Sections 402(g)(5) and 415(d)). Any Salary Deferral Contributions contributed to the Plan by the Company on behalf of a Participant during any Plan Year, pursuant to the Participant's Salary Deferral Agreement, in excess of the limitation set forth in this paragraph, adjusted for earnings, gains and losses allocable thereto for such Plan Year, shall be returned to such Participant in accordance with the procedures and within the time period set forth in Code Section 402(g)(2). In addition, the necessary reduction, if any, shall be made, with respect to the Company Matching Contributions contributed on behalf of the Participant.

          (e) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Treasury Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code

Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code
Section 415(d) pursuant to Treasury Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

          (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

          (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

          (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

               Any distribution made pursuant to this Section 4.2(f) shall be made simultaneously from Deferred Compensation and matching contributions which relate to such Deferred Compensation.

     3.2. ADMINISTRATIVE RULES GOVERNING SALARY DEFERRAL AGREEMENTS.

          (a) A Participant may change the percentage by which his Compensation is reduced pursuant to a Salary Deferral Agreement, within the percentage limits set forth in SECTION 3.1(a) of the Plan, effective as of the first day of the calendar quarter designated by him if such Participant executes and delivers a revised Salary Deferral Agreement designating such change, and any other forms required by the Plan Administrator, no later than fifteen (15) days before the date designated by the Participant.

          (b) Salary Deferral Contributions shall be held in trust uninvested by the Company and shall be remitted to the Trustee as of the earliest date on which said amounts can reasonably be segregated from the Company's general assets and not exceeding the time prescribed by applicable laws and regulations.

     3.3. SUSPENSION OF SALARY DEFERRAL AGREEMENTS.

          (a) A Participant may suspend the deductions made pursuant to a Salary Deferral Agreement, effective as of the first Wage Payment Period designated by him if such Participant executes and delivers a revised Salary Deferral Agreement designating such suspension, and any other forms required by the Plan Administrator, no later than fifteen (15) days before the first day of the Wage Payment Period designated by the Participant. If a notice of suspension, executed on such forms required by the Plan Administrator, is received by the Plan Administrator on or after fifteen (15) days before the first day of the Wage Payment Period designated by the Participant, the suspension shall become effective as of the first Wage Payment Period immediately following the Wage Payment Period designated by the Participant. A Participant who makes an election to suspend deductions made pursuant to a Salary Deferral Agreement may resume making Salary Deferral Contributions to the Plan as of first Wage Payment Period following fifteen (15) days from the date he executes and delivers to the Plan Administrator a Salary Deferral Agreement and any other forms required by the Company.

          (b) The Plan Administrator, at its election, may amend, suspend or revoke a Participant's Salary Deferral Agreement at any time if the Plan Administrator determines that such amendment or revocation is necessary to ensure that the Annual Additions to the Participant's Accounts do not exceed the Maximum Permissible Amount for such Participant or to ensure that the requirements of SECTION 3.1(d), 3.4 or 6.2 are met for such Plan Year.

     3.4. LIMITATIONS ON SALARY DEFERRAL CONTRIBUTIONS.

          (a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Deferral Agreement, all Salary Deferral Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in paragraph (b) below is satisfied for such Plan Year. All Salary Deferral Contributions and excess Salary Deferral Contributions under

SECTION 3.1(c) made with respect to such Plan Year shall be considered for purposes of this SECTION 3.4.

          (b) For each Plan Year the Actual Deferral Percentage for Highly Compensated Participants for the current Plan Year shall bear to the Actual Deferral Percentage for all other Participants a relationship that satisfies either of the following tests:

               (i) The Actual Deferral Percentage for Highly Compensated Participants for the current Plan Year is not more than the Actual Deferral Percentage of all other Participants for the prior Plan Year multiplied by 1.25; or

               (ii) The Actual Deferral Percentage for Highly Compensated Participants for the current Plan Year is not more than the Actual Deferral Percentage for all other Participants for the prior Plan Year multiplied by two, and the excess of the Actual Deferral Percentage for the group of Highly Compensated Participants over that of all other Participants for the prior Plan Year is not more than two percentage points.

               (iii) The Actual Deferral Percentage of any Participant or group of Participants shall be calculated to the nearest 1/100 of one percent (.01%). The Actual Deferral Percentage of a Participant who is not credited with any Salary Deferral Contributions for a Plan Year is zero.

          (c) If at the end of any Plan Year neither of the tests set forth in paragraph (b) above is satisfied, then:

               (i) Salary Deferral Agreements entered into for such Plan Year by Highly Compensated Participants shall be valid only to the extent permitted by one of the tests set forth in paragraph (b) above and Salary Deferral Contributions made by the Company for such Plan Year for Highly Compensated Participants shall be reduced in the manner set forth in paragraph (ii) below to the extent necessary to comply with one of the tests set forth in paragraph (b) above. All Salary Deferral Contributions so reduced, adjusted for earnings, gains and losses allocable thereto, shall be distributed in the manner provided in SECTION 3.5.

               (ii) Reductions pursuant to paragraph (i) above shall be effected with respect to Highly Compensated Participants so that the Actual Deferral Percentage of the Highly Compensated Participant with the greatest Salary Deferral Contribution shall be reduced to the extent necessary to cause such Highly Compensated Participant's deferral percentage to equal the deferral percentage of the Highly Compensated Participant with the next greatest Salary Deferral Contribution. For purposes of the preceding sentence, a Participant's deferral percentage shall mean the ratio of (a) all Salary Deferral Contributions contributed by the Company on behalf of such Participant for the Plan Year, to (b) the Participant's Compensation for such Plan Year. The process shall be repeated until the Plan satisfies one of the tests set forth in (i) or (ii) of paragraph (b).

               (iii) Salary Deferral Agreements entered into by all Participants who are not Highly Compensated Participants shall be valid and Salary Deferral Contributions made by the Company for such individuals shall not be changed.

          The calculations, reductions and allocations required by this SECTION 3.4(c) and SECTION 3.5 will be made by the Plan Administrator with respect to a Plan Year at any time prior to the close of the following Plan Year.

          (d) If at any time during a Plan Year the Plan Administrator, in its sole discretion, determines that neither of the tests set forth in paragraph (b) of this SECTION 3.4 may be met for such Plan Year, the Plan Administrator shall have the unilateral right during the Plan Year to do either of the following:

               (i) require the prospective reduction, for the balance of such Plan Year or any part thereof, of the percentage by which all Highly Compensated Participants have elected to reduce their Compensation pursuant to Salary Deferral Agreements. Such reductions shall be made to the extent necessary, in the discretion of the Plan Administrator, to assure that one of the tests set forth in paragraph (b) of this SECTION 3.4 shall be met for the Plan Year, shall be based upon estimates made from data available to the Company at any time during the Plan Year and shall be made in accordance with such nondiscriminatory procedures as the Plan Administrator shall select. Salary Deferral Agreements made by

     Participants who are not Highly Compensated Participants shall be valid and Salary Deferral Contributions for such individuals shall not be changed.

               (ii) make an optional contribution for any Plan Year with respect to Participants who are not Highly Compensated Participants to the extent necessary to assure that one of the tests set forth in paragraph (b) of this SECTION 3.4 shall be met for the Plan Year. Contributions made pursuant to the preceding sentence shall be deemed to be Salary Deferral Contributions for all purposes of the Plan, other than for purposes of
     SECTION 8.5 of the Plan and for purposes of determining the amount of Matching Contributions made on such Participant's behalf, and shall be included in the value of the Salary Deferral Contributions as of the last day of the Plan Year for which they were made.

     3.5. RETURN OF CERTAIN SALARY DEFERRAL CONTRIBUTIONS.

          If a Salary Deferral Contribution made by the Company for a Highly Compensated Participant is reduced pursuant to SECTION 3.4(c), the amount so reduced shall be allocated and distributed as follows:

          (a) Any portion of the amount so reduced pursuant to SECTION 3.4(c), adjusted for earnings, gains and losses allocable thereto for the Plan Year, shall be returned to the applicable Highly Compensated Participant no later than the last day of the following Plan Year.

          (b) Notwithstanding anything to the contrary contained elsewhere in the Plan, if a Highly Compensated Participant's Salary Deferral Contributions are returned pursuant to paragraph (a) above, any Matching Contributions, if any, attributable thereto shall, subject to SECTION 6, be forfeited and used to offset the amount of Matching Contributions to be made by the Company for the next Plan Year and shall be allocated among the Matching Account of Participants pursuant to the provisions of SECTION 7.4.

4.   MATCHING AND PROFIT SHARING CONTRIBUTIONS

     4.1.   MATCHING CONTRIBUTIONS.

          (a) Each Plan Year, the Company will contribute a discretionary matching contribution to the Plan for the benefit of each Participant who is eligible for an allocation of Matching Contributions and who has elected to make Salary Deferral Contributions during the Plan Year. Unless the Company determines otherwise, the Company's matching contribution shall equal: (i) 100% of each such Participant's Salary Deferral Contribution limited to 2% of Compensation, and (2) 50% of each such Participant's Salary Deferral Contribution for the next 4% of Compensation.

          (b) The Company's Matching Contributions, if any, shall be allocated to the Matching Accounts of each Participant who is eligible for such allocation in accordance with SECTION 7.4.

          (c) Matching Contributions, if any, made with respect to a Plan Year or any part thereof pursuant to this SECTION 4.1 shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which ends with or within such Plan Year.

     4.2.   PROFIT SHARING CONTRIBUTIONS.

          (a) Each Plan Year, the Company will contribute to the Plan for the benefit of each Participant who is eligible to share in Profit Sharing Contributions a discretionary contribution as shall be determined by the Company.

          (b) The Company's Profit Sharing Contributions, if any, shall be allocated to the Profit Sharing Accounts of each Participant who is eligible for such allocation in accordance with SECTION 7.5.

          (c) Profit Sharing Contributions made with respect to a Plan Year or any part thereof pursuant to this SECTION 4.2 shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which ends with or within such Plan Year.

5. ROLLOVERS AND TRANSFERS FROM OTHER PLANS

          Subject to the consent of the Plan Administrator, an Employee who has received a distribution of his interest in a qualified plan of the Company or a former employer under circumstances meeting the requirements of Code Section 402(c)(4) relating to distributions from qualified plans may elect to deposit all or any portion (as designated by such Employee in writing to the Plan Administrator) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within sixty (60) days following the date such Employee receives the distribution from the plan of the Company or his former employer (or within such additional period as may be provided under Code Section 408 if the Employee shall have made a timely deposit of the distribution in an individual retirement account). Subject to the consent of the Plan Administrator, the Trustee may also receive a Rollover Contribution directly from the trustee under the plan of the Company or former employer of all or any portion (as designated by such Employee in writing to the Plan Administrator) of the amount that would otherwise be distributable to an Employee from such plan. The Plan Administrator shall establish rules and procedures to implement rollovers or transfers to the Plan, including, without limitation, such procedures as may be appropriate to permit the Plan Administrator to verify the tax qualified status of the plan of the former employer or the Company or the individual retirement account with any applicable provisions of the Code relating to Rollover Contributions. The amount contributed or transferred to the Trustee pursuant to this SECTION 5 shall be placed in the Employee's Transfer Account for the benefit of the Employee. Each Transfer Account shall share in the earnings, gains and losses of the Trust Fund as set forth in SECTION 7.9 of the Plan the same times and in the manner set forth in SECTION 8.

          An Employee shall always be 100% vested in amounts credited to his Transfer Account. An Employee's Transfer Account shall be payable at the same time and in the same manner as described in SECTION 8. In addition, if a rollover or transfer is made by or on behalf of an Employee who has not yet become a Participant under SECTION 2.1, such Employee's Transfer Account shall constitute his entire Account under the Plan and he shall not be eligible for any other benefits until he becomes a Participant under SECTION 2.1.

          Notwithstanding any other provision to the contrary, the Trustee shall not accept any transfer of an Employee's interest in a qualified plan of the Company or of a former employer if it is determined that such acceptance would render this Plan a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan that provides for a life annuity form of payment to the Employee (except to the extent that such transfer is made pursuant to Code
Section 401(a)(31)).

6. SPECIAL RULES APPLICABLE TO MATCHING CONTRIBUTIONS

   6.1.    LIMITATIONS

          (a) Notwithstanding any provisions of the Plan to the contrary, the Actual Contribution Percentage for Highly Compensated Participants for the current Plan Year shall bear to the Actual Contribution Percentage for all other Participants a relationship that satisfies either of the following tests:

          (i) The Actual Contribution Percentage for Highly Compensated Participants for the current Plan Year is not more than the Actual Contribution Percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

          (ii) The Actual Contribution Percentage for Highly Compensated Participants for the current Plan Year is not more than the Actual Contribution Percentage for all other Participants for the prior Plan Year multiplied by two and the excess of the Actual Contribution Percentage for the group of Highly Compensated Participants for the prior Plan Year over that of all other Participants for the prior Plan Year is not more than two percentage points.

          The Actual Contribution Percentage of any Participant or group of Participants shall be calculated to the nearest 1/100 of one percent (.01%). The Actual Contribution Percentage of a Participant who is not credited with any Matching Contributions for a Plan Year is zero.

          If, at the end of any Plan Year, neither of the tests set forth in paragraph (a) above is satisfied for such Plan Year, then the Matching Contributions made on behalf of Highly Compensated Participants for the Plan Year shall be reduced to the extent necessary to comply with one of the tests set forth in paragraph (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants so that the Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated until one of the tests set forth in paragraph (a) is satisfied for such Plan Year.

          Matching Contributions made by Participants who are not Highly Compensated Participants shall be valid and shall not be changed or affected by this Section.

          The calculations, reductions and payments required by this Section will be made by the Plan Administrator with respect to a Plan Year prior to the close of the following Plan Year.

     6.2.  MULTIPLE USE TEST.

          If a "Multiple Use of the Alternative Limitation" (as described below) occurs in a Plan Year, then, notwithstanding any other provision of SECTION 3.4 or SECTION 6.1, the test in paragraph (a)(ii) of SECTION 6.1 shall not be used to satisfy the requirements of this Section for Matching Contributions in the same Plan Year that the test contained in SECTION 3.4(b)(ii) is used to satisfy the requirements of SECTION 3.4 with respect to Salary Deferral Contributions. If the preceding sentence is applicable to a Plan Year, then the Plan Administrator shall determine whether to use the test in paragraph (a)(ii) of SECTION 6.1 to satisfy the requirements of this SECTION 6.2 or to use the test in paragraph
(b)(ii) of SECTION 3.4 to satisfy the requirements of SECTION 3.4 for such Plan Year.

          A Multiple Use of the Alternative Limitation shall occur in any Plan Year if all of the following conditions are satisfied in the Plan Year:

          (a) At least one Highly Compensated Participant is eligible to authorize Salary Deferral Contributions to be made on his behalf and to have Matching Contributions allocated to his Salary Deferral Account pursuant to the Plan during such Plan Year;

          (b) The sum of the Actual Deferral Percentage of the entire group of Highly Compensated Participants and of the Actual Contribution Percentage of the entire group of Highly Compensated Participants for such Plan Year exceeds the greater of (i) or (ii) below:

               (i)  The sum of:

               (A) 125% of the greater of (I) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, or (II) the Actual Contribution Percentage of the group of

     Participants who are not Highly Compensated Participants for such Plan Year, and

          (B) Two plus the lesser of (i)(A)(I) or (i)(A)(II) above. In no event, however, shall this amount exceed 200% of the lesser of (i)(A)(I) or
     (i)(A)(II) above;

          (ii) The sum of:

          (A) 125% of the lesser of (I) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, or (II) the Actual Contribution Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, and

          (B) Two plus the greater of (ii)(A)(I) or (ii)(A)(II) above. In no event, however, shall this amount exceed 200% of the greater of (ii)(A)(I) or (ii)(A)(II) above;

          (c) The Actual Deferral Percentage of the entire group of Highly Compensated Participants exceeds the amount described in SECTION 3.4(b)(i); and

          (d) The Actual Contribution Percentage of the entire group of Highly Compensated Participants exceeds the amount described in SECTION 6.1(a)(i).

7.   ALLOCATIONS TO PARTICIPANT'S ACCOUNTS

     7.1.  SEPARATE ACCOUNTS.

          The Plan Administrator shall create and maintain a separate Account for each Participant or Employee (to the extent the Employee has made a Rollover Contribution pursuant to SECTION 5) as shall be needed. Such Account shall consist of the following to the extent applicable to the Participant or
Employee: a Salary Deferral Account, a Matching Account, a Profit Sharing Account and a Transfer Account. Accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund. The Plan Administrator may delegate the responsibility for the maintenance of the Accounts to the Trustee or any agent or agents.

     7.2.  SUSPENSE ACCOUNT.

          The Company shall maintain a Suspense Account, if necessary, pursuant to the provisions of SECTION 7.7. The investment of the balance in the Suspense Account shall be within the sole discretion of the Plan Administrator.

     7.3.  ALLOCATIONS OF SALARY DEFERRAL CONTRIBUTIONS.

          (a) As of each Valuation Date, there shall be allocated to the Salary Deferral Account of each Participant a Salary Deferral Contribution equal to:
(i) the amount by which the Participant's Compensation was reduced by payroll deductions during the Valuation Period ending on such Valuation Date pursuant to such Participant's Salary Deferral Agreement, reduced by (ii) any amounts returned to the Participant pursuant to the provisions of SECTIONS 3.1(c), 3.1(d) and 3.4(c).

          (b) In the event that the Company elects to make an optional contribution pursuant to SECTION 3.4(d)(ii) of the Plan with respect to any Plan Year, such contribution shall be allocated to the Salary Deferral Accounts of the applicable Participants as of the last day of such Plan Year (even though receipt of the optional contribution is not received by the Trustee until after the close of such Plan Year).

     7.4.  ALLOCATION OF MATCHING CONTRIBUTIONS.

          As of the each Wage Payment Date, there shall be allocated to the Matching Account of each Participant who is eligible for such allocation the Matching Contribution, if any, made by the Company for such Plan Year pursuant to SECTION 4.1. For purposes of the preceding sentence, Matching Contributions shall include all forfeitures that occur during the Plan Year. Matching Contributions, if any, shall be allocated to the Matching Account of each Participant who make Salary Deferral Contributions during the Wage Payment Period ending on the Wage Payment Date for which the contribution is made.

     7.5.  ALLOCATION OF PROFIT SHARING CONTRIBUTIONS.

          As of the last day of each Plan Year, there shall be allocated to the Profit Sharing Account of each Participant who is eligible for such allocation the Profit Sharing Contribution, if any, made by the Company for such Plan Year pursuant to SECTION 4.2. The Company's Profit Sharing Contributions, if any, shall be allocated to the Profit Sharing Account of each eligible Participant in the same proportion as the Compensation of such eligible Participant bears to the total

Compensation of all Participants eligible for an allocation of the Company's Profit Sharing Contributions. A Participant is eligible to receive an allocation of the Company's Profit Sharing Contributions for a Plan Year if he: (1) completes a Year of Service during such Plan Year, and (2) is employed on the last day of the Plan Year. Notwithstanding the preceding sentence, a Participant will be eligible to receive an allocation of the Company's Profit Sharing Contribution for the Plan Year if his employment with the Company is terminated due to his retirement on or after his Early Retirement Date or Normal Retirement Date.

     7.6.  ALLOCATION OF ROLLOVER CONTRIBUTIONS.

          Rollover Contributions made by or for an Employee or Participant shall be allocated to his Transfer Account as of the Valuation Date coinciding with or next following receipt of such contributions by the Trustee.

     7.7.  MAXIMUM ALLOCATION.

          (a) Except as provided in paragraph (b) below, the allocations to the Account of any Participant in any Limitation Year shall be limited so that the Participant's Annual Additions for such Plan Year does not exceed the Maximum Permissible Amount.

          (b) If the limitation of SECTION 7.7(a) would be exceeded in any Limitation Year for any Participant as a result of: (i) the allocation of forfeitures; (ii) reasonable error in estimating a Participant's Compensation;
(iii) reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to a Participant; or (iv) under such other limited facts and circumstances that the Commissioner of the Internal Revenue Service, pursuant to Treasury Regulation 1.415-6(b)(6), finds justify the availability of this SECTION 7.7(b), the Salary Deferral Contributions made by or with respect to such Participant shall be distributed to him to the extent that any such distribution would reduce the amount in excess of the limits of this SECTION 7.7 and any amount in excess of the limits of this SECTION 7.7 remaining after such distribution shall be placed, unallocated to any Participant, in a Suspense Account. During the following Limitation Year, all amounts in the Suspense Account must be allocated to Participants' Accounts (subject to the limits of this SECTION 7.7) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this SECTION 7.7(b) shall be used to reduce the Company's Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all eligible Participants. The Suspense Account shall not share in the valuation of Participants' Accounts and the allocation of earnings set forth in SECTION 7.9 of the Plan, and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining Accounts hereunder as set forth in
SECTION 7.9.

          (c) Any reduction in contributions and allocations made under this Plan for a Participant's Account required pursuant to this SECTION 7.7 and Code
Section 415 shall be reduced, to the extent necessary, in the following order:
(i) the Salary Deferral Contribution made by the Company for the applicable Limitation

Year with respect to such Participant; (ii) the Matching Contribution made by the Company for the applicable Limitation Year with respect to such Participant; and (iii) the Profit Sharing Contribution made by the Company for the applicable Limitation Year with respect to such Participant. The amount of any reductions in Salary Deferral Contributions, pursuant to clauses (i) of this paragraph (c), adjusted for gains, earnings and losses allocable thereto, shall be paid by the Company directly to the affected Participant pursuant to paragraph (b) of this Section, and any reduction in Matching Contributions and Profit Sharing Contributions pursuant to clauses (ii) and (iii), adjusted for gains, earnings and losses allocable thereto, shall be treated pursuant to paragraph (b) of this Section.

          (d) Unless determined otherwise by the Company, upon termination of the Plan, any amounts in a Suspense Account at the time of such termination shall revert to the Company.

          (e) Effective for Limitation Years beginning prior to December 31, 1999, in the event that any Participant under this Plan is also a Participant in a defined benefit plan (as defined in Code Section 415(k)) maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Code Section 415(e)) for any Limitation Year with respect to such Participant shall not exceed one
(1). If such sum exceeds one (1), the contributions and allocations to the Participant's Account under this Plan shall be reduced (prior to the reduction of any benefit of such Participant under such defined benefit plan), as necessary, to obtain compliance with Code

Section 415(e). Any such reduction under this Plan shall be made only to the extent necessary so that the sum of such fractions shall equal one (1). For purposes of this SECTION 7.7, a plan is deemed to be maintained by the Company if the plan is maintained by any Related Company.

          (f) In the event that the limitations of SECTION 7.7(e) are exceeded, the contributions and allocations made with respect to the Participant under this Plan shall be reduced to the extent necessary so that Annual Additions do not exceed the Maximum Permissible Amount before any reduction to the contributions and allocations under a Related Plan that is a defined benefit plan.

          (g) The provisions of this Section shall be interpreted by the Plan Administrator, in the administration of the Plan, to reduce allocations (as required by this Section) only to the minimum extent necessary to reflect the requirements of Code Section 415, as amended and in force from time to time, and Treasury Regulations promulgated pursuant to said Section, which are incorporated by reference herein.

     7.8.  VESTING.

          (a) A Participant shall always be 100% vested in amounts credited to his Salary Deferral Account.

          (b) A Participant or Employee shall always be 100% vested in amounts credited to his Transfer Account.

          (c) A Participant's vested interest in amounts credited to his Profit Sharing Account and Matching Account shall be determined according to the following schedule:

               Years of Service              Percentage Vested
               ----------------              -----------------

                 less than 2                         0%
                       2                            40%
                       3                            60%
                       4                            80%
                       5 or more                   100%

          Notwithstanding the above, a Participant shall become 100% vested in the event his employment with the Company is terminated due to his: (i) retirement on or after his Normal Retirement Date, (ii) retirement on or after his Early Retirement Date, (iii) Disability, or (iv) death.

          (d) In the event a Participant terminates employment before becoming 100% vested in his Matching Account and Profit Sharing Account, all amounts that are not vested shall be forfeited by him upon the later of: (i) payment under
SECTION 8, or (ii) the date he incurs five (5) consecutive 1-Year Breaks in Service. A Participant who terminates employment with no vested interest in his Account shall be deemed to have received a distribution of the entire vested balance of his Account on the date his employment terminates.. All forfeitures under the Plan shall be used to reduce the amount of Matching Contributions for the Plan Year.

          (e) If a re-employed Participant: (i) was less than 100% vested in his Account when he terminated employment, (ii) received the vested portion, if any, of his Account pursuant to SECTION 8, (iii) resumes his status as an Employee, and (iv) before, the earlier of the fifth anniversary of such resumption or the occurrence, following the distribution, of five consecutive 1-Year Breaks in Service, repays to the Plan the full amount of the distribution, if any, then, as of the date of such repayment, the full amount of the forfeiture which occurred pursuant to this SECTION 7.8 (unadjusted for gains or losses in the interim) shall be restored to his Account. If the Participant had no vested interest in his Account, the restoration shall be made as of the date of resumption of status as an Employee, but only if such resumption occurs before the Participant incurs five consecutive 1-Year Breaks in Service. Notwithstanding any other Plan provisions regarding utilization of forfeitures and allocation of Trust earnings, the restored forfeiture shall be derived, first, from forfeitures arising in the Plan Year in which the restoration occurs, and, second, from Trust income and gains (whether or not realized) arising in the Plan Year in which the restoration occurs. However, the Company may make a separate contribution to the Plan for the purpose of restoring the forfeiture, which separate contribution shall be made no later than the end of the Plan Year following the Plan Year in which the repayment or resumption (as the case may be) by the Participant occurred. Neither the repayment nor the restoration shall be deemed to be Annual Additions for purposes of SECTION 7.7.

          (f) If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested interest, each Participant with at least three (3) Years of Service may elect, within a reasonable period after such amendment, in writing to have his vested interest determined under the Plan without regard to the amendment. An amendment, for purposes of this paragraph (f), shall include a deemed amendment by an automatic change to or from a top-heavy vesting schedule.

     7.9. ALLOCATIONS AND ADJUSTMENTS TO ACCOUNT.

          As of each Valuation Date, the Plan Administrator shall determine, the value of each Account of each Participant in the following manner:

          (a) As soon as practicable after each Valuation Date, the Plan Administrator shall determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Trust, determined as of the Valuation Date or the next previous business day if the Valuation Date falls on Saturday, Sunday or holiday. In determining such value the Plan Administrator shall use such generally accepted methods and bases as the Plan Administrator, in its discretion, shall deem advisable. The judgment of the Plan Administrator as to the fair market value of any asset shall be conclusive and binding on all persons.

          (b) The earnings on all contributions made hereunder pending allocation shall be allocated to a Participant's applicable Account in the same proportion as such contributions are allocated. The amount of such earnings on such contributions shall be determined by multiplying the total amount of such earnings by a fraction the numerator of which is the amount of such contributions allocated to a Participant's Account for that Valuation Period and the denominator of which is the total amount of such contributions allocated to all Participants' Accounts for that Valuation Period.

          (c) The earnings and market appreciation or depreciation of the Trust for a Valuation Period (including earnings and appreciation or depreciation attributable to the investment of any Suspense Account) shall be allocated to each applicable Account (excluding any Suspense Account) by multiplying the earnings and market appreciation or depreciation of the Trust by a fraction the numerator of which is the amount of such Account as of the prior Valuation Date and the denominator of which is the total of the amount of all Accounts (excluding any Suspense Account) under the Plan as of the prior Valuation Date (subtracting for purposes of determining such fraction all distributions and withdrawals during such Valuation Period). Each such Account (excluding any Suspense Account) shall be adjusted by adding thereto or subtracting therefrom its share of the earnings and market appreciation or depreciation of the investments as determined by the preceding sentence.

          (d) Each Account shall then be further adjusted by adding to it the amount of contributions allocable thereto for each Participant pursuant to SECTIONS 7.3, 7.4, 7.5 and 7.6 during the Valuation Period ending on that Valuation

Date, and subtracting therefrom all distributions, withdrawals and expenses from such Account during such Valuation Period.

8.   PAYMENT OF BENEFITS

     8.1. PAYMENTS ON TERMINATION FOR REASONS OTHER THAN DEATH.

          (a) A Participant who attains his Early Retirement Date or Normal Retirement Date and continues to be an Employee thereafter shall continue to share in the allocation of Profit Sharing Contributions and Matching Contributions and may elect or continue to enter into Salary Deferral Agreements. Upon the Participant's retirement from the Company and all Related Companies on or after his Early Retirement Date or Normal Retirement Date, the Participant shall be entitled to the vested value of his Account (determined as of the Valuation Date immediately before the date of payment) payable in accordance with SECTION 8.4.

          (b) A Participant whose employment is terminated due to Disability shall be entitled to the vested value of his Account (determined as of the Valuation Date immediately before the date of payment) payable in accordance with SECTION 8.4. The date on which a Participant is determined to have a Disability shall be deemed the date on which the Participant terminates his employment.

          (c) A Participant whose employment is terminated for reasons other than retirement on or after his Early Retirement Date, Normal Retirement Date, Disability or death, shall be entitled to the vested value of his Account (determined as of the Valuation Date immediately before the date of payment) payable in accordance with SECTION 8.4.

     8.2. PAYMENTS ON DEATH.

          Unless elected otherwise as provided below, upon receiving proof of a Participant's death before the "annuity starting date", (as defined in SECTION
8.3 (d)) the vested value of a married Participant's Account (determined as of the Valuation Date immediately preceding the date of payment) shall be payable to his spouse in the form of a Pre-Retirement Survivor Annuity and the vested value of a Participant who is not married at the time of his death shall be payable to his Beneficiary. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained his Normal Retirement Date. However, the spouse may elect another commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in SECTION 8.3.

          (a) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in SECTION 8.4. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

          (b) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Participant with a vested benefit separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

          (c) With regard to the election, the Plan Administrator shall provide each Participant within the applicable period (as defined below), with respect to such Participant (and consistent with applicable regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to SECTION 8.4. For the purposes of this paragraph, the term ""applicable period" means, with respect to a Participant, whichever of the following periods ends last:

               (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               (ii) A reasonable period after the individual becomes a Participant;

               (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

               (iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

               (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Company must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

          For purposes of applying this SECTION 8.2, a reasonable period ending after the enumerated events described in paragraphs (2), (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

          (d) If the present value of the Pre-Retirement Survivor Annuity derived from Company and Employee contributions does not exceed $5,000 (or such other amount as provided by applicable law) and has never exceeded $5,000 at the time of any prior distribution, the Plan Administrator shall direct the immediate distribution of such amount to the Participant's surviving spouse. No distribution may be made under the preceding sentence after the "annuity starting date"(as defined in SECTION 8.3(d)) unless the surviving spouse consents in writing. If the value exceeds, or has ever exceeded, $5,000 (or such other amount as provided under applicable law) at the time of any prior distribution, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with SECTION 8.4.

          (e) (i) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary in a single lump-sum payment in cash or property, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in this SECTION 8.2.

               (ii) In the event the death benefit payable is payable in installments, then, upon the death of the Participant, the Plan Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

          (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Treasury Regulations thereunder. If it is determined pursuant to Treasury Regulations that the distribution of a Participant's interest has begun and the

Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to SECTION 8.4 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Treasury Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

          However, in the event that the Participant's surviving spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must be made over the life of the surviving spouse (over a period not extending beyond the life expectancy of the spouse) and must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such surviving spouse begin, then the 5-year distribution requirement of this Section shall apply as if the surviving spouse was the Participant.

          (g) For purposes of this SECTION 8.2, the life expectancy of a Participant and a Participant's surviving spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's surviving spouse, be redetermined in accordance with Treasury Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's surviving spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treasury Regulation 1.72-9.

          (h) If a Participant shall fail to designate a Beneficiary, or if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits otherwise payable pursuant to this Section shall be paid to the Participant's estate.

     8.3.      DISTRIBUTION OF BENEFITS

          (a) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" (as defined below) and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the surviving spouse during the surviving spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for a married Participant if the vested value of his Account exceeds $5,000 at the time of distribution (or such other amount as provided under applicable law) or exceeded $5,000 at the time of any prior distribution. An unmarried Participant shall receive the value of his benefit in the form of a single life annuity if the vested value of his Account exceeds $5,000 at the time of distribution (or such other amount as provided under applicable law) or exceeded $5,000 at the time of any prior distribution. A Participant, however, may elect in writing to waive the joint and 50% survivor annuity or single life annuity, which ever is applicable. The election must comply with the provisions of this SECTION 8.3(b), provided that no spousal consent shall be required for an election to waive the single life annuity. The Participant may elect to have any annuity provided for in this SECTION 8.3 distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (b) Any election to waive the joint and survivor annuity or single life annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse, if any. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. In addition, a former spouse's waiver shall not be binding on a new spouse.

          (c) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the "annuity starting date."

          (d) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

          (e) With regard to the election, the Plan Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

                    (i) the terms and conditions of the joint and survivor annuity or single life annuity, whichever is applicable;

                    (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity or single life annuity, whichever is applicable and

                    (iii) the right of the Participant's spouse, if any, to consent to any election to waive the joint and survivor annuity or single life annuity, whichever is applicable, and

                    (iv) the right of the Participant to revoke such election, and the effect of such revocation.

          (f) If a married Participant who duly elects pursuant to this SECTION
8.3 not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Plan Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary his benefit in one of the following forms:

                    (i)    75% joint and survivor annuity;

                    (ii)   100% joint and survivor annuity;

                    (iii) installments over a period certain, not to exceed the Participant's life expectancy or the joint life expectancy of the Participant and his Beneficiary, in monthly, quarterly, semi-annually or annual installments; or

                    (iv)   single lump sum payment in cash or property.

          (g) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $5,000 (or such other amount as provided under applicable law) at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to his Normal Retirement Age. With regard to this required consent:

                    (i) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

                    (ii) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under SECTION 8.4

                    (iii) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date."

                    (iv) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date."

                    (v) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

     8.4. MANNER AND TIMING OF PAYMENT.

          (a) The payment to the Participant, Beneficiary or surviving spouse of the amount payable under SECTIONS 8.1, 8.2 or 8.3 shall be made as soon as administratively practicable following the last day of the Plan Year in which the Participant terminates, is determined to incur a Disability, dies or retires. Notwithstanding the preceding sentence, if the vested portion of a Participant's Account is (or at the time of any prior distribution was) greater than $5,000 (or such other amount as provided under applicable law), no distribution shall be made prior to the Participant's Normal Retirement Date without the Participant's written consent. In the absence of such consent, the vested portion of the Participant's Account shall, in the discretion of the Plan Administrator, remain invested in the Trust commingled with other assets or be transferred to a segregated account. Unless the Participant consents, in no event shall payment be made later than the 60th date following the close of the Plan Year in which occurs the latest of: (i) the date on which the Participant attains his Normal Retirement Date, (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the termination of the Participant's employment with the Company or a Related Company. If the vested value of the Participant's Account does not exceed $5,000 (or such other amount as provided under applicable law) and has never exceeded $5,000 at the time of any prior distribution, the Plan Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with SECTION 8.3.

          (b) The amount to which a Participant is entitled (determined in accordance with SECTION 8.1 or 8.2) shall be paid in a single lump sum payment of cash or property.

          (c) Notwithstanding any other provision to the contrary the payment of benefits under the Plan to any Participant will be distributed to him not later than the Required Distribution Date (as defined below) or be distributed commencing not later than the Required Distribution Date in accordance with Treasury Regulations over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

          (i) (A) If the Participant dies after distribution to him has commenced pursuant to this SECTION 8.4(c) but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution at the date of his death.

               (B) If the Participant dies before distribution to him has commenced pursuant to this SECTION 8.4, then, except as provided in paragraphs (c)(i)(C) and (c)(i)(D) below, his entire interest in the Plan will be distributed within five years after his death.

               (C)  Notwithstanding the provisions of paragraph (c)(i)(A) or
     (c)(i)(B), if the Participant dies before distribution to him has commenced pursuant to this SECTION 8.4 and if any portion of his interest in the Plan is payable (I) to or for the benefit of a Beneficiary, (II) in accordance with Treasury Regulations over a period not extending beyond the life expectancy of the Beneficiary, and (III) beginning not later than one year after the date of the Participant's death or such later date as prescribed by the Treasury Regulations, then the portion of his interest referred to in this paragraph (c)(i)(C) shall be treated as distributed on the date on which such distributions begin.

               (D)  Notwithstanding the provisions of paragraphs (c)(i)(A),
     (c)(ii)(B) and (c)(ii)(C), if the Beneficiary referred to in paragraph
     (c)(i)(C) is the surviving spouse of the Participant, then (I) the date on which the distributions are required to begin under paragraph
     (c)(i)(C)(III) of this Section shall not be earlier than the date on which the Participant would have attained age 70 1/2, and (II) if the surviving spouse dies before the distributions to that spouse begin, then this paragraph (c)(i)(D) shall be applied as if the surviving spouse were the Participant.

          (ii) For purposes of this paragraph (c), the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that in the case of a Participant who attained age 70 1/2 prior to January 1, 1988, distribution shall commence on the April 1 following the later of the calendar year in which he (A) attained age 70 1/2 or (B) terminated employment with the Company, unless he was a five percent owner (as defined in Code Section 416) of the Company with respect to the Plan Year ending in the calendar year in which he attained age 70 1/2, in which case clause (B) shall not apply.

          (iii) For purposes of this paragraph (c), the life expectancy of a Participant and his surviving spouse may be redetermined, but not more frequently than annually.

          (d) (i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as defined below) election under this subsection, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as defined below) paid directly to an Eligible Retirement Plan (as defined below) specified by the Distributee in a Direct Rollover.

          (ii) The following definitions shall apply for purposes of this paragraph (d):

          (A) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (I) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (II) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (III) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (B) "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (C) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

               (D) "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (e) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

          (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

     8.5. HARDSHIP DISTRIBUTIONS.

          The Plan Administrator may, in its sole discretion, upon the request of a Participant at any time prior to his termination of employment, direct the Trustee to make a lump sum distribution in cash or property of a portion of the balance of the Participant's Salary Deferral Account, for the purposes set forth below, subject to the following rules:

          (a) Each request for a distribution must be made by written application to the Plan Administrator supported by such evidence as the Plan Administrator may require;

          (b)    The amount distributed to a Participant in accordance with this
SECTION 8.5 shall not exceed that portion of his Salary Deferral Account, determined as of the Valuation Date coinciding with the date a request is made hereunder, less earnings allocated to the Participant's Salary Deferral Account.

          (c) The Plan Administrator shall direct the Trustee to make a distribution to a Participant in accordance with this SECTION 8.5 only in the event of the Participant's "hardship." For purposes of this Section, a hardship shall be limited to:

          (i) Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for any of these persons to obtain medical care described in Code Section 213(d);

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents;

          (iv) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

          (v)  Funeral expenses of a family member of the Participant.

          (d) The amount distributed pursuant to this SECTION 8.5 shall not be in excess of the immediate and heavy financial need of the Participant which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution.

          (e)  A Participant shall not be eligible for a distribution under this
SECTION 8.5 unless the Participant has first obtained all distributions, other than those on account of hardship, and all nontaxable loans available under the Plan and all other plans maintained by the Company.

          (f) The Participant's Salary Deferral Contributions under the Plan, and elective contributions and employee contributions (as defined in Treasury Regulation Section 1.401(k)) under all other deferred compensation plans maintained by the Company, shall be suspended for twelve (12) months after receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan) made pursuant to this SECTION 8.5.

          (g) The Participant may not make Salary Deferral Contributions under the Plan, or elective contributions under any other plan maintained by the Company, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
Section 402(g) for such taxable year, decreased by the Salary Deferral Contributions to the Plan and elective contributions to such other plans for the taxable year of the hardship distribution.

          (h) In the event a Participant requests to receive a distribution pursuant to this SECTION 8.5, the distribution shall be paid to the Participant as soon as is reasonably practicable after receipt of the written request for such distribution. If a Participant's termination of employment occurs after an election is made in accordance with this SECTION 8.5, but prior to distribution of the full amount requested, such election shall be automatically void and the benefits he or his surviving spouse or Beneficiary are entitled to receive under the Plan shall be distributed in accordance with the applicable provisions of the Plan.

          (i)  A Participant may not make more than two withdrawals pursuant to
SECTION 8.5 in any Plan Year.

     8.6. DISTRIBUTION OF UNALLOCATED CONTRIBUTIONS.

          (a) If on the date of termination of a Participant's employment for any reason, the Company shall be holding a Rollover Contribution made by the Participant (or Employee), but not yet allocated to his Transfer Account (whichever is applicable), the Company shall pay such amounts either directly to the Participant (or Employee or his Beneficiary or spouse, as the case may be) or to the Trustee, to be distributed by the Trustee in accordance with SECTIONS
8.3 AND 8.4.

          (b) If on the date of termination of a Participant's employment, a Participant's Compensation has been reduced by any amount pursuant to a Salary Deferral Agreement and any such amount has not yet been allocated to his Salary Deferral Account, the Company shall pay such amounts to the Trustee to be credited to the Participant's Salary Deferral Account, to be distributed by the Trustee in accordance with SECTIONS 8.3 AND 8.4.

     8.7. ADMINISTRATIVE POWERS RELATING TO PAYMENTS.

     If a Participant, Beneficiary, or surviving spouse, is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Plan Administrator unable properly to attend to his personal financial matters, the Trustee may make such payments to a third party (including but not limited to the legal representative of such Participant, Beneficiary, or surviving spouse) without responsibility of the Plan Administrator, or the Trustee to see to the application of such payments, but only so long as the arrangement for payment is revocable at anytime by the Participant, Beneficiary or surviving spouse and the third party acknowledges in writing to the Plan Administrator, Company or Trustee that the payments are being received for the benefit of the Participant, Beneficiary or surviving spouse. Any payment made pursuant to this SECTION 8.6 shall be in complete discharge of the obligation therefor under the Plan.

     8.8. DISTRIBUTIONS FROM SALARY DEFERRAL ACCOUNTS.

          Notwithstanding any other provision of the Plan to the contrary, a Participant's Salary Deferral Account shall not be distributable other than upon the later of:

          (a)  the Participant's separation from service, death or Disability;

          (b) termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7));

          (c) the date of the sale or other disposition by the Company to an unrelated entity of substantially all of the assets (within the meaning of Code
Section 409(d)(2)) used by the Company in a trade or business of the Company, where (i) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Company continues to maintain the Plan after the sale or other disposition. The sale of 85% of the assets used in a trade or business shall be deemed to be a disposition of "substantially all" of the assets used in such trade or business;

          (d) the date of the sale or other disposition by the Company of the Company's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an unrelated entity, where (i) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Company continues to maintain the Plan after the sale or other disposition;

          (e)  the Participant's attainment of age 59-1/2; or

          (f) the Participant's hardship (as defined in, and in accordance with the provisions of, SECTION 8.5).

          Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clause (b), (c) or (d) above unless the Participant receives a lump sum distribution (as defined in Code Section 401(k)(10)(B)(ii)) by reason of the event. Nothing in this SECTION 8.7 is intended to expand the instances in which distributions may be made to Participants. This Section is included in the Plan solely to comply with the restrictions set forth in Code Section 401(k).

9.   PLAN ADMINISTRATION

     9.1. COMPANY RESPONSIBILITY AND ESTABLISHMENT OF COMMITTEE.

          (a) The Plan Administrator shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the "Plan Administrator" and "Named Fiduciary" for purposes of ERISA and shall be subject to service of process on behalf of the Plan.

          (b) The Company may, in its discretion, appoint or designate an Administrative Committee. The Administrative Committee shall consist of employees or agents appointed by the Board to act on behalf of the Company in performing its duties. The members of the Administrative Committee shall serve at the pleasure of the Board and may be officers, directors or Employees of the Company or any other individuals. The members of the Administrative Committee shall not be entitled to compensation for serving on the Administrative Committee. Any member may resign by delivering his written resignation to the Board and to the Administrative Committee. Vacancies in the Administrative Committee arising by resignation, death, removal or otherwise shall be filled by the Board. The Company shall advise the Trustee in writing of the names of the Administrative Committee and of changes in membership from time to time.

          (c) The Administrative Committee shall act by majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Administrative Committee action. The

Administrative Committee may authorize any of its members or any other person to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Administrative Committee, until the Administrative Committee shall file with the Trustee a written revocation of such designation.

          (d) The Administrative Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

          (e) Unless the Plan Administrator determines otherwise, if the Company shall designate an Employee who is a Participant or has made a Rollover Contribution to the Plan to act on behalf of the Company in administering the Plan and exercising fiduciary responsibilities with respect to the Plan, such Employee shall not in such capacity participate in discussions of, or in decisions relating to, matters pertaining to his own participation in the Plan or to any distributions made to him under the Plan.

     9.2. POWERS AND DUTIES OF COMMITTEE.

          The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall direct the Trustee concerning all payments that shall be made out of the Trust pursuant to the Plan. The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan all in the sole discretion of the Plan Administrator, including but not limited to, questions of eligibility, benefits and the status and rights of Employees, Participants, Beneficiaries, surviving spouses and other persons. Any such determination by the Plan Administrator shall be conclusive and binding on all persons. The regularly kept records of the Plan Administrator shall be conclusive and binding upon all persons with respect to an Employee's or Participant's age, date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees and Participants. All rules and determinations of the Plan Administrator shall be uniformly and consistently applied to all persons in similar circumstances.

     9.3. RECORDS AND REPORTS OF COMMITTEE.

          The Plan Administrator shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Plan Administrator shall notify the Company and Trustee of any action taken by the

Plan Administrator and, when required, shall notify any other interested person or persons.

     9.4. CLAIMS PROCEDURE.

          Claims for benefits under the Plan shall be made in writing to the Plan Administrator. In the event a claim for benefits is wholly or partially denied by the Plan Administrator, the Plan Administrator shall, within a reasonable period of time, but no later than ninety (90) days from the date the claim is received by the Plan Administrator, unless special circumstances require an extension of time. If such extension is required, prior to the expiration of the initial ninety (90) day period, the Plan Administrator shall provide the claimant with written notice specifying the circumstances which require the extension. In no event shall the extended period exceed 90 days from the end of the initial ninety (90) day period. If the claimant is not notified, in writing, of the denial of the claim within ninety (90) days after it is received by the Plan Administrator, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (d) an explanation of the Plan's review procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if deemed necessary by the Plan Administrator. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent Plan documents and may submit issues and comments in writing. The Plan Administrator shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances require an extension of time. If such extension is required, prior to the expiration of the initial sixty (60) day period, the Plan Administrator shall provide the claimant with written notice specifying the circumstances which require the extension. In no event shall the extended period exceed sixty (60) days from the end of the initial sixty (60) day period. If the claimant is not notified, in writing, of the denial of the claim within sixty (60) days after it is received by the Plan Administrator, the claim shall be deemed denied. The decision upon review shall (a) include specific reasons for the decision, (b) be written in a manner calculated to be understood by the claimant and (c) contain specific references to the pertinent Plan provisions upon which the decision is based.

     9.5. EXPENSES.

          All proper expenses incurred by the Plan Administrator incident to the functioning of the Plan shall be paid by the Company; provided, however, that expenses and fees incurred in connection with the investment of Plan assets, unusual costs and expenses of litigation involving the Plan and losses, if any, of the Plan of any kind or character, shall be deemed expenses of the Plan and shall be borne by the Plan, and paid out of the Plan assets, except to the extent the Board elects to have such expenses paid directly by the Company.

10.  TRUST

     10.1.  ESTABLISHMENT OF TRUST.

            A Trust has been created and will be maintained for the purposes of the Plan. All contributions under the Plan will be paid into the Trust. The Trust Fund will be held, invested and disposed of by the Trustee from time to time acting in accordance with the Trust Agreement. All withdrawals and distributions payable under the Plan will be paid solely from the Trust Fund.

     10.2.  INVESTMENT OF TRUST.

            Except as otherwise provided below, amounts credited to a Participant's Account will be invested in the various investment funds by the Trustee pursuant to the Trust Agreement. In addition, the Trustee may hold whole life insurance policies as part of the Trust Fund; provided, however, that such insurance policies were in effect immediately before January 1, 1998.

            The Plan Administrator, in its sole discretion, may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of their Accounts. In such case, Participants may, subject to the procedures established by the Plan Administrator and applied in a uniform nondiscriminatory manner, direct the Trustee in writing to invest any portion of their Accounts in the various investments funds authorized by the Trust Agreement. The portion of a Participant's Account which is invested in accordance with such Participant's direction shall be considered a Directed Investment Account and shall not share in the Trust Fund earnings. The Directed Investment Account shall be charged with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value attributable to such account.

            The Plan is intended to constitute a plan described in Section 404(c) of ERISA to the extent any assets of the Trust Fund are invested solely in accordance with Participant instructions. In such case, the Plan Administrator shall be the Plan fiduciary responsible for providing Participants with all information required to be given pursuant to Section 404(c) of ERISA and applicable regulations.

     10.3.  INVESTMENT IN EMPLOYER SECURITIES.

            The Plan Administrator may authorize the Trustee to establish an investment fund the assets of which shall be invested solely in shares of stock of the Company that constitute "qualifying employer securities" within the meaning of Section 407(d) of ERISA ("Company Stock"). The Plan Administrator shall establish procedures for the purchase, holding and sale of Company Stock and such procedures shall be consistent with the requirements of Section 404(c) of ERISA, to the extent applicable. The Plan Administrator shall retain voting, tender and similar rights with respect to Company Stock. The Plan Administrator shall be responsible for determining whether, under the circumstances prevailing at any given time, its fiduciary duty under the Plan and ERISA requires that it follow the advice of independent counsel as to voting, tender or retention of Company Stock.

11.  AMENDMENT AND TERMINATION

     11.1.  AMENDMENT OF PLAN.

            The Company shall have the right to amend the Plan at any time and from time to time by resolution of the Board, and the Company and all persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant or Employee in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary or surviving spouse as such interest existed immediately prior to the effective date of such amendment; (ii) directly or indirectly affecting the vested interest of a Participant under the Plan unless the conditions of Section 203(c) of ERISA are satisfied; (iii) vesting in the Company any right, title or interest in or to any Trust assets; (iv) causing or effecting discrimination in favor of officers, shareholders, or Highly Compensated Employees; or (v) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries and surviving spouse.

     11.2. VOLUNTARY TERMINATION OF OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN.

            The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year that includes the date of the resolution.

     11.3.  INVOLUNTARY TERMINATION OF PLAN.

            The Plan shall automatically terminate if the Company is legally adjudicated as bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

     11.4. PAYMENTS ON TERMINATION OF OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN.

            If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that in the event of a partial termination it shall be followed only in case of those Employees, Participants, Beneficiaries and surviving spouses directly affected:

            (a) The Plan Administrator shall continue to administer the Plan.

            (b) Notwithstanding any other provisions of the Plan all interests of Participants shall continue to be fully vested and nonforfeitable.

            (c) The value of the Trust Fund and the Accounts of all Participants, Beneficiaries and surviving spouses shall be determined as of the date of termination or discontinuance.

            (d) Distribution to Participants, Beneficiaries and surviving spouses shall be made at such time after termination of or discontinuance of contributions to the Plan as provided in SECTION 8.4 above and not later than the time specified in SECTION 8.4.

12.  MISCELLANEOUS

     12.1.  DUTY TO FURNISH INFORMATION AND DOCUMENTS.

            Participants and their Beneficiaries and surviving spouses must furnish to the Company and the Trustee such evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true and complete evidence, data, and information requested by the Company. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

     12.2.  STATEMENTS AND AVAILABLE INFORMATION.

            The Plan Administrator shall advise its Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after the end of each Plan Year, the Plan Administrator shall provide each Participant, and each former Participant and Beneficiary or surviving spouse with respect to whom an Account is maintained, with a statement reflecting the current status of his Accounts, including his vested interest thereof. No Participant, except a member of the Board or the Plan Administrator, shall have the right to inspect the records reflecting the Accounts held under the Plan. The Plan Administrator shall make available for inspection at reasonable times by Participants and Beneficiaries or surviving spouses, copies of the Plan, any amendments thereto, Plan summary, and all reports of Plan and Trust operations required by law.

     12.3.  NO ENLARGEMENT OF EMPLOYMENT RIGHTS.

            Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

     12.4.  APPLICABLE LAW.

            All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of the State of Georgia to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.

     12.5.  NO GUARANTEE.

            The Trustee, Company, Plan Administrator or Administrative Committee do not in any way guarantee the Trust Fund from loss or depreciation or the payment of any benefits which may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Trustee, Company, Plan Administrator or Administrative Committee if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, Beneficiary or surviving spouse an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.

     12.6.  UNCLAIMED FUNDS.

            Each Participant shall keep the Plan Administrator informed of his current address and the current address of his surviving spouse, Beneficiary or Beneficiaries. The Company, Plan Administrator, Administrative Committee or Trustee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which distribution of the Participant's Account may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to
SECTION 8.2 of the Plan, the Participant's Account shall be deemed a forfeiture and treated accordingly; provided, however, that in the event that the Participant or a Beneficiary or surviving spouse makes a valid claim for any amount that has been forfeited, the benefits which have been forfeited shall be reinstated.

     12.7.  MERGER OR CONSOLIDATION OF PLAN.

            Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit that is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

     12.8.  INTEREST NON-TRANSFERABLE.

            No interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. The Account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any "qualified domestic relations order", as that term is defined in Code Section 414(p), and the Plan Administrator shall direct the Trustee to provide for payment from a Participant's Account in accordance with such order and with the provisions of Code Section 414(p) and any regulations promulgated thereunder. A payment from a Participant's Account may be made to an alternate payee (as defined in Code
Section 414(p)(8)) prior to the date the Participant reaches his earliest retirement age (as defined in Code Section 414(p)(4)(B)) if such payments are made pursuant to a "qualified domestic relations order". All such payments pursuant to a "qualified domestic relations order" shall be subject to reasonable rules and regulations promulgated by the Plan Administrator respecting the time of payment pursuant to such order and the valuation of the Participant's

Account from which payment is made; provided, that all such payments are made in accordance with such order and Code Section 414(p). The balance of an Account that is subject to any "qualified domestic relations order" shall be reduced by the amount of any payment made pursuant to such order.

     12.9.  LIMITATIONS ON LIABILITY.

            Notwithstanding any other provision of the Plan or the Trust to the contrary, neither the Trustee, Plan Administrator, Administrative Committee, any member thereof, Company, Related Company, nor any individual acting as an employee or agent of any of them, shall be liable to any Participant, former Participant, Beneficiary, or surviving spouse for any claim, loss, liability or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be a result of liability under Part 4 of Title I of ERISA or due to the gross negligence or willful misconduct of such person. The Company shall indemnify and hold harmless each Administrative Committee member, employee of the Company, or any individual acting as an employee or agent of any of them or the Company (to the extent not indemnified or held harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs and expense (including attorneys' fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may, at the discretion of the Company, be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Board in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company pursuant to this SECTION 12.9.

     12.10.  HEADINGS.

             The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

     12.11.  GENDER AND NUMBER.

             Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

     12.12.  ERISA AND APPROVAL UNDER INTERNAL REVENUE CODE.

             This Plan is intended to qualify as a Plan and Trust meeting the requirements of Code Sections 401 and 501(a), as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Code Section 501(a), contributions of the Company under the Plan may be deductible for Federal income tax purposes under Code Section 404, and amounts subject to Salary Deferral Agreements are not treated as distributed to Participants for Federal income tax purposes under Code Section 402(a)(8), all as now in effect or hereafter amended. Any modification or amendment of the Plan and/or Trust may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

     12.13.  EXCLUSIVE BENEFIT OF EMPLOYEES.

             All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Participants and their Beneficiaries and surviving spouses and current Employees who have made a Rollover Contribution to the Plan, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid by the Company. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Employees, Participants and their Beneficiaries and surviving spouses. However, without regard to the provisions of this SECTION 12.13:

             (a) If any contribution under the Plan is conditioned on the initial qualification of this amendment and restatement under Code Section 401 and if the

Plan receives an adverse determination with respect to this amendment and restatement, the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

             (b) If a contribution is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return the contribution (to the extent disallowed) to the Company within one year after the date the deduction is disallowed;

             (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustee; and

             (d) Earnings attributable to amounts to be returned to the Company pursuant to paragraph (b) or (c) above shall be returned, and losses attributable to amounts to be returned pursuant to paragraph (b) or (c) above shall reduce the amount to be so returned.

     12.14. ADOPTION OF PLAN BY RELATED COMPANIES.

            (a) With the approval of the Company, any Related Company may adopt the Plan and qualify its employees to become Participants hereunder by taking proper corporate action to adopt the Plan (which action shall designate the class or classes of such employees to be covered by the Plan) and making such contributions to the Trust Fund as the Board of Directors of the Related Company may require.

            (b) The Plan will terminate with respect to any Related Company that has adopted the Plan pursuant to this Section if the Related Company ceases to be a Related Company, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. If the Plan is terminated or contributions are discontinued with respect to any Related Company, the provisions of SECTION 11.4 shall apply to the interest in the Plan of the Employees of such Related Company, and their Beneficiaries and surviving spouses.

     12.15. SEVERABILITY.

            Each of the Sections contained in the Plan, and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or nonenforceability of any Section or provision shall not invalidate or render nonenforceable any other Section or provision contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

     13.  TOP-HEAVY PROVISIONS

          13.1.  TOP-HEAVY STATUS.

                 The provisions of this Section shall not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this SECTION 13 will supersede any conflicting provisions elsewhere in the Plan.

          13.2.  DEFINITIONS.

                 For purposes of this SECTION 13, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

                 (a) "Determination Date" means, with respect to any Plan Year:
(i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

                 (b) "Key Employee" means an Employee meeting the definition of "key employee" contained in Code Section 416(i)(1) and the Treasury Regulations interpreting that Section. For purposes of determining whether an Employee is a Key Employee, the definition of Compensation set forth in SECTION 13.5 shall apply.

                 (c) "Non-key Employee" means any Employee who is not a Key Employee.

                 (d) "Valuation Date" means with respect to a particular Determination Date, the most recent Valuation Date (as defined in SECTION 1.43) occurring within a twelve-month period ending on the applicable Determination Date.

     13.3.  DETERMINATION OF TOP-HEAVY STATUS.

            (a) The Plan will be "Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Plan Year, the ratio of the Accounts of Key Employees (determined as of the Valuation Date applicable to such Determination Date) to the Accounts of all Employees (determined as of such Valuation Date) exceeds 60%. For purposes of computing such ratio, and for all other purposes of applying and interpreting this paragraph (a): (i) the amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on any Determination Date; (ii) benefits provided under all plans that are aggregated pursuant to (b) of this Section must be considered; and (iii) the provisions of Code Section 416 and all regulations and other governmental releases interpreting that Section shall be applied. If any Employee has not performed services for the Company or any Related Company at any time during the five-year period ending on any Determination Date, the balance of the Account of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which such Determination Date applies.

            (b) For purposes of determining whether the Plan is Top-Heavy, all qualified retirement plans maintained by the Company and each Related Company shall be aggregated to the extent that such aggregation is required under the applicable provisions of Code Section 416 and the Treasury Regulations and other governmental releases interpreting that Section. All other qualified retirement plans maintained by the Company and each Related Company shall be aggregated only to the extent permitted by Code Section 416 and such Treasury Regulations and other governmental releases and elected by the Company.

            (c) For purposes of determining whether the Plan is Top-Heavy, a Participant's Account shall not include (i) the amount of a Rollover Contribution (or similar transfer) and earnings thereon attributable to a Rollover Contribution (or similar transfer) accepted after December 31, 1983, initiated by the Participant and derived from a plan not maintained by the Company or any Related Company, or (ii) a distribution made with respect to an Employee that is a tax-free Rollover Contribution (or similar transfer) that is either not initiated by the Employee or that is made to a plan maintained by the Company or any Related Company.

            (d) Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-key Employee shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans of the Company or any Related Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(1)(C).

     13.4.  MINIMUM CONTRIBUTION.

            For each Plan Year that the Plan is Top-Heavy, the Salary Deferral Contributions, Matching Contributions, Profit Sharing Contributions and forfeitures allocated to the Profit Sharing Account of each Participant who is a Non-key Employee and is employed by the Company on the last day of such Plan Year shall equal the lesser of (i) 3% of such Participant's Compensation (as defined in SECTION 13.5) for such Plan Year and (ii) the largest percentage of Company contributions and forfeitures, as a percentage of the Key Employee's Compensation (as defined in SECTION 13.5), allocated to any Key Employee for such Plan Year. A Non-key Employee who has become a Participant but who fails to complete at least 1,000 Hours of Service in a Plan Year in which the Plan is Top-Heavy shall not be excluded from an allocation pursuant to this Section. A Non-key Employee who is a Participant in the Plan and who declined to elect to have Salary Deferral Contributions made to his Account for the Plan Year shall receive an allocation for that Plan Year pursuant to this Section.

     13.5.  COMPENSATION.

            For any Plan Year in which the Plan is Top-Heavy, annual Compensation for the purposes of this Section shall have the meaning set forth in Code Section 414(q)(7), limited in accordance with SECTION 1.10 of the Plan.

     13.6.  LIMIT ON ANNUAL ADDITIONS: COMBINED PLAN - LIMIT.

            (a)  If the Plan is determined to be Top-Heavy under SECTION 13.3,
SECTION 7.7 shall be applied by substituting "1.0" for "1.25" in applying Code
Section 415(e) to the Plan.

            (b) Paragraph (a) above shall not apply if SECTION 13.4 is applied by substituting "4%" for "3%," and

            (c) If, but for this paragraph (c), paragraph (a) would begin to apply with respect to the Plan, the operation of paragraph (a) shall be suspended with respect to an Employee as long as there are:

            (i) no Company contributions, forfeitures or voluntary non-deductible contributions allocated with respect to such Employee, and

            (ii) no accruals under a qualified defined benefit plan for such Employee.

     13.7.  SAFE-HARBOR RULE.

            If this Plan is Top-Heavy in any Plan Year, each Non-key Employee covered under both a top-heavy defined benefit plan and a top-heavy defined contribution plan maintained by the Company or any Related Company, and under this Plan, shall receive the defined benefit minimum (as defined in Code Section 416(c)(1)) under the provisions of the defined benefit plan, and shall not receive the minimum contribution under SECTION 13.4 of this Plan, for such Plan Year.

          IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed in its name by a duly authorized officer this 15th day of June, 1998, effective as of January 1, 1998.

     ITC/\DELTACOM, INC.


     By: /s/ Leroy Talley, VP - Human Resources
         -----------------------------------------

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
1. DEFINITIONS....................................................................................     3
     1.1. "Account"...............................................................................     3
     1.2. "Actual Contribution Percentage"........................................................     3
     1.3. "Actual Deferral Percentage"............................................................     3
     1.4. "Administrative Committee" or "Committee"...............................................     4
     1.5. "Annual Additions"......................................................................     4
     1.6. "Beneficiary"...........................................................................     5
     1.7. "Board".................................................................................     5
     1.8. "Code"..................................................................................     5
     1.9. "Company"...............................................................................     5
     1.10. "Compensation".........................................................................     6
     1.11. "Directed Investment Account"..........................................................     8
     1.12. "Disability"...........................................................................     8
     1.13. "Early Retirement Date"................................................................     8
     1.14. "Effective Date".......................................................................     9
     1.15. "Employee".............................................................................     9
     1.16. "Entry Date"...........................................................................     9
     1.17. "ERISA"................................................................................    10
     1.18. "Highly Compensated Employee"..........................................................    10
     1.19. "Highly Compensated Participant".......................................................    10
     1.20. "Hour of Service"......................................................................    10
     1.21. "Leased Employee"......................................................................    13
     1.22. "Limitation Year"......................................................................    13
     1.23. "Matching Contribution"................................................................    13
     1.24. "Matching Account".....................................................................    14
     1.25. "Maximum Permissible Amount"...........................................................    14
     1.26. "Normal Retirement Date"...............................................................    14
     1.27. "Participant"..........................................................................    14
     1.28. "Plan Administrator"...................................................................    15
     1.29. "1-Year Break in Service"..............................................................    15
     1.30. "Plan".................................................................................    16
     1.31. "Plan Year"............................................................................    16
     1.32. "Pre-Retirement Survivor Annuity"......................................................    16
     1.33. "Profit Sharing Account"...............................................................    17
     1.34. "Profit Sharing Contribution"..........................................................    17
     1.35. "Related Company"......................................................................    17
     1.36. "Related Plan".........................................................................    17
     1.37. "Rollover Contribution"................................................................    18

     1.38. "Salary Deferral Agreement"............................................................    18
     1.39. "Salary Deferral Contribution".........................................................    18
     1.40. "Salary Deferral Account"..............................................................    18
     1.41. "Transfer Account".....................................................................    18
     1.42. "Trust" or "Trust Fund"................................................................    18
     1.43. "Trust Agreement"......................................................................    19
     1.44. "Trustee"..............................................................................    19
     1.45. "Valuation Date".......................................................................    19
     1.46. "Valuation Period".....................................................................    19
     1.47. "Wage Payment Date"....................................................................    19
     1.48. "Wage Payment Period"..................................................................    19
     1.49. "Year of Service"......................................................................    20

2. PARTICIPATION..................................................................................    21
     2.1. Eligibility Requirements - In General...................................................    21
     2.2. Reemployment............................................................................    21
     2.3. Determination of Eligibility............................................................    22
     2.4. Termination of Eligibility..............................................................    22
     2.5. Omission of Eligible Employee...........................................................    23
     2.6. Inclusion of Ineligible Employee........................................................    23
     2.7. Election Not To Participate.............................................................    23

3. SALARY DEFERRAL CONTRIBUTIONS..................................................................    25
     3.1. Salary Deferral Contributions...........................................................    25
     3.2. Administrative Rules Governing Salary Deferral Agreements...............................    28
     3.3. Suspension of Salary Deferral Agreements................................................    28
     3.4. Limitations on Salary Deferral Contributions............................................    29
     3.5. Return of Certain Salary Deferral Contributions.........................................    33

4. MATCHING AND PROFIT SHARING CONTRIBUTIONS......................................................    35
     4.1. Matching Contributions..................................................................    35
     4.2. Profit Sharing Contributions............................................................    35

5. ROLLOVERS AND TRANSFERS FROM OTHER PLANS.......................................................    37

6. SPECIAL RULES APPLICABLE TO MATCHING CONTRIBUTIONS.............................................    39
     6.1. Limitations.............................................................................    39
     6.2. Multiple Use Test.......................................................................    40

7. ALLOCATIONS TO PARTICIPANT'S ACCOUNTS..........................................................    43
     7.1. Separate Accounts.......................................................................    43
     7.2. Suspense Account........................................................................    43
     7.3. Allocations of Salary Deferral Contributions............................................    43
     7.4. Allocation of Matching Contributions....................................................    44
     7.5. Allocation of Profit Sharing Contributions..............................................    44
     7.6. Allocation of Rollover Contributions....................................................    45
     7.7. Maximum Allocation......................................................................    45
     7.8. Vesting.................................................................................    48
     7.9. Allocations and Adjustments to Account..................................................    51

8. PAYMENT OF BENEFITS............................................................................    54
     8.1. Payments on Termination for Reasons Other Than Death....................................    54
     8.2. Payments on Death.......................................................................    55
     8.3. Distribution of Benefits................................................................    60
     8.4. Manner and Timing of Payment............................................................    65
     8.5. Hardship Distributions..................................................................    70
     8.6. Distribution of Unallocated Contributions...............................................    73
     8.7. Administrative Powers Relating to Payments..............................................    74
     8.8. Distributions From Salary Deferral Accounts.............................................    75

9. PLAN ADMINISTRATION............................................................................    77
     9.1. Company Responsibility and Establishment of Committee...................................    77
     9.2. Powers and Duties of Committee..........................................................    79
     9.3. Records and Reports of Committee........................................................    79
     9.4. Claims Procedure........................................................................    80
     9.5. Expenses................................................................................    81

10. TRUST.........................................................................................    83
     10.1. Establishment of Trust.................................................................    83
     10.2. Investment of Trust....................................................................    83
     10.3. Investment in Employer Securities......................................................    84

11. AMENDMENT AND TERMINATION.....................................................................    85
     11.1. Amendment of Plan......................................................................    85
     11.2. Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan......    85
     11.3. Involuntary Termination of Plan........................................................    86
     11.4. Payments on Termination of or Permanent Discontinuance of Contributions to the Plan....    86

12. MISCELLANEOUS.................................................................................    88
     12.1. Duty to Furnish Information and Documents..............................................    88
     12.2. Statements and Available Information...................................................    88
     12.3. No Enlargement of Employment Rights....................................................    89
     12.4. Applicable Law.........................................................................    89
     12.5. No Guarantee...........................................................................    89
     12.6. Unclaimed Funds........................................................................    90
     12.7. Merger or Consolidation of Plan........................................................    90
     12.8. Interest Non-Transferable..............................................................    91
     12.9. Limitations on Liability...............................................................    92
     12.10. Headings..............................................................................    93
     12.11. Gender and Number.....................................................................    93
     12.12. ERISA and Approval Under Internal Revenue Code........................................    93
     12.13. Exclusive Benefit of Employees........................................................    94
     12.14. Adoption of Plan by Related Companies.................................................    96
     12.15. Severability..........................................................................    96

13. TOP-HEAVY PROVISIONS..........................................................................    98
     13.1. Top-Heavy Status.......................................................................    98

     13.2. Definitions............................................................................    98
     13.3. Determination of Top-Heavy Status......................................................    99
     13.4. Minimum Contribution...................................................................   100
     13.5. Compensation...........................................................................   101
     13.6. Limit on Annual Additions: Combined Plan - Limit.......................................   101
     13.7. Safe-Harbor Rule.......................................................................   102